Contact Info:Arron K. Sutherland, President and CEO

Illinois Casualty Company

(309) 732-0105

arrons@ilcasco.com

225 20th Street, Rock Island, IL  61201

ICC Holdings, Inc. Reports 2019 Fourth Quarter and Twelve Months Results

FOR IMMEDIATE RELEASE: 3/2/2020

Rock Island, IL – March 2, 2020 – ICC Holdings, Inc. (NASDAQ: ICCH) (the Company), parent company of Illinois Casualty Company, a regional, multi-line property and casualty insurance company focusing exclusively on the food and beverage industry, today reported preliminary, unaudited results for the fourth quarter and twelve months ended December 31, 2019.

FOURTH QUARTER AND TWELVE MONTHS ENDED DECEMBER  31, 2019 – FINANCIAL RESULTS

Net earnings totaled $3,577,000 or $1.19 per share for the fourth quarter of 2019, compared to net earnings of $635,000 or $0.21 per share for the fourth quarter of 2018. For the twelve months ended December 31, 2019, the Company reported net earnings of $4,294,000 or $1.43 per share, compared to $893,000 or $0.29 per share for the same period in 2018. Additionally, book value per share increased 13.6% to $20.13 at December 31, 2019, from $17.72 at December 31, 2018.

Direct premiums written grew by $90,000, or 0.6%, to $14,633,000 for the fourth quarter of 2019 from $14,543,000 for the same period in 2018.  For the twelve months ended December 31, 2019, direct premiums written grew by $1,858,000, or 3.0%, to $62,983,000 from $61,125,000 for the same period in 2018. Net premiums earned grew by 11.7% to $13,622,000 for the fourth quarter of 2019 from $12,197,000 for the same period in 2018. Net premiums earned grew by 12.2% to $52,842,000 for the twelve months ended December 31, 2019, from $47,117,000 for the same period in 2018.

For the fourth quarter of 2019, the Company ceded to reinsurers $2,260,000 of earned premiums, compared to $2,811,000 of earned premiums for the fourth quarter of 2018. For the twelve months ended December 31, 2019, the Company ceded $9,925,000 of earned premiums to reinsurers compared to $10,759,000 of earned premiums for the same period in 2018.

Net realized investment gains including other-than-temporary impairment losses were $460,000 compared to losses of $127,000 for the fourth quarter of 2019 and 2018, respectively. For the twelve months ended December 31, 2019, net realized investment gains net of other-than-temporary impairment losses, increased by $241,000 to $1,201,000 from $960,000 for the same period in 2018.

Net investment income increased by $12,000, or 1.6%,  to $778,000 for the fourth quarter of 2019, as compared to $766,000 for the same period in 2018.  For the twelve months ended December 31, 2019, net investment income grew $295,000, or 10.2% to $3,185,000 from $2,890,000 for the same period in 2018.  The growth in net investment income for the twelve months ended December 31, 2019, was driven by increased book yield and an increase in net asset value for much of the period.

Losses and settlement expenses decreased by $1,267,000, or 18.5%, to $5,597,000 for the fourth quarter of 2019, from $6,864,000 for the same period in 2018.  The primary diver was a significant decrease in claims reported in the fourth quarter of 2019. Losses and settlement expenses increased by $2,453,000, or 7.8% to $33,715,000 for the twelve months ended December 31, 2019, from $31,262,000 for the same period in 2018.  Losses and settlement expenses increased for the twelve months ended December 31, 2019, primarily due to an increase in weather-related property losses.

Policy acquisition costs and other operating expenses increased by $352,000, or 6.9%, to $5,478,000 for the fourth quarter of 2019 from $5,126,000 for the same period in 2018.  Policy acquisition costs and other operating expenses increased by $1,805,000, or 9.9%, to $20,020,000 for the twelve months ended December 31, 2019, from $18,215,000 for the same period in 2018. The primary drivers include restructured 2019 reinsurance contracts to eliminate all ceding commissions on primary excess of loss contracts and increased health care costs. The reinsurance change increases the Company’s overall net earned premiums by the same amount as the decrease in ceding commission.

Total assets increased by 8.4% from $150,283,000 at December 31, 2018, to $162,964,000 at December 31, 2019.  Our investment portfolio, which consists of fixed maturity securities, common stocks, property held for investment, and other invested assets, increased by 6.9% from $104,565,000 at December 31, 2018, to $111,768,000 at December 31, 2019.

FOURTH QUARTER AND TWELVE MONTHS ENDED DECEMBER  31, 2019 – FINANCIAL RATIOS

The Company’s losses and settlement expense ratio (defined as losses and settlement expenses divided by net premiums earned) was 41.1% and 63.8% in the fourth quarter and twelve months ended December 31, 2019, respectively, compared with 56.3% and 66.3% in the same periods of 2018, respectively.

The expense ratio (defined as the amortization of deferred policy acquisition costs and underwriting and administrative expenses divided by net premiums earned) was 40.2% and 37.9% in the fourth quarter and twelve months ended December 31, 2019, respectively, compared to 42.0% and 38.7% in the same periods of 2018, respectively.

The Company’s GAAP combined ratio (defined as the sum of the losses and settlement expense ratio and the expense ratio) was 81.3% and 101.7% in the fourth quarter and twelve months ended December 31, 2019, respectively, compared to 98.3% and 105.0% in the same periods of 2018, respectively.

MANAGEMENT COMMENTARY

“Calendar year 2019 began with substantial property losses from the Polar Vortex. This had a significant adverse impact on results in Q1.  However, as is often the case, the fourth quarter provided a strong finish. This quarter, the Company recognized its best combined ratio in my tenure as CEO, at 81.3%. I am very pleased to see implemented underwriting measures taking hold. As stated in previous releases, the Company has been focused on targeted premium rate increases and exposure reductions. All lines of business other than property produced an underwriting gain during 2019. The Company continues to produce positive year-to-date earnings per share, along with strong growth in book value per share.  Book value per share rose to a new high, ending 2019 above $20 per share. The Company’s topline growth slowed year over year as we emphasized profitable renewal business and rate strengthening rather than chasing underpriced new business. I anticipate the impact of our initiatives will continue to produce positive trends.

“The Company continues to position itself for future geographic expansion by developing distribution channels for the next state of Arizona. We anticipate writing business there in the first half of 2021.

“We continue to refine the underwriting process and identify areas for expense reduction moving toward the ultimate goal of consistent underwriting profit. Overall, I am pleased to see the positive movement in the fourth quarter and the opportunities going forward for ICCH,” stated Arron Sutherland, President and Chief Executive Officer.

ABOUT ICC HOLDINGS, INC.

ICC Holdings, Inc. is a vertically integrated company created to facilitate the growth, expansion and diversification of its subsidiaries in order to maximize value to its stakeholders. The group of companies consolidated under ICC Holdings, Inc. engages in diverse, yet complementary business activities, including property and casualty insurance, real estate, and information technology.

The Company’s common shares trade on the NASDAQ Capital Market under the ticker symbol “ICCH”. For more information about ICC Holdings, visit http://ir.iccholdingsinc.com.

FORWARD-LOOKING STATEMENTS

This press release, and oral statements made regarding the subjects of this release, contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing operating performance, events, or developments that the Company expects or anticipates will occur in the future, including statements relating to revenue and profit growth, product and segment expansion, regulatory approval in connection with expansion, and market share, as well as statements expressing optimism or pessimism about future operating results, are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management's current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, see the Company’s filings with the Securities and Exchange Commission, “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations,” including “Forward-Looking Information,” set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. No undue reliance should be placed on any forward-looking statements.

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

	As of
	December 31,	December 31,
	2019	2018
	(Unaudited)
Assets
Investments and cash:
Fixed maturity securities (amortized cost - $88,348,415 at
12/31/2019 and $89,252,906 at 12/31/2018)	$92,087,572	$88,981,159
Common stocks (cost - $13,620,692 at
12/31/2019 and $13,572,713 at 12/31/2018)	14,448,773	11,843,223
Other invested assets	877,900	154,200
Property held for investment, at cost, net of accumulated depreciation of
$332,218 at 12/31/2019 and $222,825 at 12/31/2018	4,353,713	3,586,273
Cash and cash equivalents	6,626,585	4,644,784
Total investments and cash	118,394,543	109,209,639
Accrued investment income	646,504	648,321
Premiums and reinsurance balances receivable, net of allowances for
uncollectible amounts of $100,000 and $50,000 at 12/31/2018	22,368,526	21,404,344
Ceded unearned premiums	822,818	796,065
Reinsurance balances recoverable on unpaid losses and settlement expenses,
net of allowances for uncollectible amounts of $0 at 12/31/2019 and 12/31/2018	11,036,170	6,735,964
Current federal income taxes	192,559	847,271
Net deferred federal income taxes	(39,213)	1,021,398
Deferred policy acquisition costs, net	5,269,256	5,247,188
Property and equipment, at cost, net of accumulated depreciation of
$5,619,706 at 12/31/2019 and $5,099,090 at 12/31/2018	3,033,348	3,332,810
Other assets	1,239,794	1,040,193
Total assets	$162,964,305	$150,283,193
Liabilities and Equity
Liabilities:
Unpaid losses and settlement expenses	$56,838,307	$51,447,440
Unearned premiums	30,392,817	29,972,623
Reinsurance balances payable	374,998	993,004
Corporate debt	3,475,088	3,484,606
Accrued expenses	4,216,988	4,536,218
Other liabilities	1,324,273	1,256,003
Total liabilities	96,622,471	91,689,894
Equity:
Common stock[1]	35,000	35,000
Treasury stock, at cost[2]	(3,146,576)	(2,999,995)
Additional paid-in capital	32,703,209	32,505,423
Accumulated other comprehensive earnings (loss), net of tax	2,953,936	(1,580,976)
Retained earnings	36,608,750	33,680,702
Less: Unearned Employee Stock Ownership Plan shares at cost[3]	(2,812,485)	(3,046,855)
Total equity	66,341,834	58,593,299
Total liabilities and equity	$162,964,305	$150,283,193

1Par value $0.01; authorized: 2019 - 10,000,000 shares and 2018 – 10,000,000 shares; issued: 2019 - 3,500,000 shares and

2018 – 3,500,000 shares; outstanding: 2019 - 3,014,941 and 2018 - 2,992,734 shares.

22019 –203,811 shares and 2018 – 196,721 shares

32019 –281,248 shares and 2018 –304,685 shares

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Three-Months Ended
	December 31,
	2019	2018
Net premiums earned	$13,621,884	$12,197,256
Net investment income	778,188	766,207
Net realized investment gains (losses)	459,642	(111,236)
Other-than-temporary impairment losses	—	(16,178)
Net unrealized gains on equity securities	634,389	—
Other (loss) income	(9,459)	66,427
Consolidated revenues	15,484,644	12,902,476
Losses and settlement expenses	5,597,468	6,864,453
Policy acquisition costs and other operating expenses	5,478,019	5,125,902
Interest expense on debt	32,437	32,542
General corporate expenses	134,879	147,127
Total expenses	11,242,803	12,170,024
Earnings before income taxes	4,241,841	732,452
Income tax expense (benefit):
Current	806,106	(238,145)
Deferred	(141,687)	336,023
Total income tax expense	664,419	97,878
Net earnings	$3,577,422	$634,574

Other comprehensive loss, net of tax	(254,618)	(1,418,631)
Comprehensive earnings (loss)	$3,322,804	$(784,057)

Earnings per share:
Basic:
Basic net loss per share	$1.19	$0.21
Diluted:
Diluted net loss per share	$1.19	$0.21

Weighted average number of common shares outstanding:
Basic	3,012,997	2,994,775
Diluted	3,018,300	2,995,947

ICC Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Earnings and Comprehensive Earnings (Unaudited)

	For the Twelve-Months Ended
	December 31,
	2019	2018
Net premiums earned	$52,841,766	$47,116,961
Net investment income	3,185,153	2,890,266
Net realized investment gains	1,200,765	975,993
Other-than-temporary impairment losses	—	(16,178)
Net unrealized gains on equity securities	2,350,513	—
Other (loss) income	(53,297)	196,649
Consolidated revenues	59,524,900	51,163,691
Losses and settlement expenses	33,714,837	31,262,462
Policy acquisition costs and other operating expenses	20,020,005	18,214,983
Interest expense on debt	128,790	140,877
General corporate expenses	579,708	545,986
Total expenses	54,443,340	50,164,308
Earnings before income taxes	5,081,560	999,383
Income tax expense (benefit):
Current	568,893	(234,037)
Deferred	218,322	340,124
Total income tax expense	787,215	106,087
Net earnings	$4,294,345	$893,296

Earnings per share:
Basic:
Basic net earnings per share	$1.43	$0.29
Diluted:
Diluted net earnings per share	$1.42	$0.29

Weighted average number of common shares outstanding:
Basic	3,008,564	3,119,968
Diluted	3,013,867	3,121,140

Other comprehensive earnings (loss), net of tax
Unrealized gains and losses on investments:
Unrealized holding gains (losses) arising during the period, net of income tax expense of $617,319 in 2019
and income tax (benefit) of $(810,701) in 2018	$3,393,585	$(3,049,791)
Reclassification adjustment for (gains) included in net
income, net of income tax expense of $59,802 in 2019
and expense of $201,561 in 2018	(224,970)	(758,254)
Total other comprehensive earnings (loss)	3,168,615	(3,808,045)
Comprehensive earnings (loss)	$7,462,960	$(2,914,749)